Exhibit 99.1
EXL REPORTS 2016 THIRD QUARTER RESULTS

2016 Third Quarter Revenues of $171.2 Million, up 4.7% year over year
Diluted EPS (GAAP) of $0.46, up from $0.44 in Q3 of 2015
Adjusted Diluted EPS (Non-GAAP) of $0.61, up from $0.58 in Q3 of 2015

New York, NY - October 27, 2016 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended September 30, 2016.
Rohit Kapoor, Vice Chairman and CEO, commented, “While earnings growth in the third quarter was on track, our revenues were primarily impacted by softness in our consulting and platform businesses. Our core businesses in Operations Management and Analytics are fundamentally strong with growth in Insurance, Healthcare and Banking & Financial Services.
“We continue to invest in our fast growing Analytics business by expanding our capabilities and market coverage. We closed two strategic acquisitions in our Analytics segment. In September we announced the acquisition of IQR, a provider of marketing analytics solutions for the banking industry. IQR strengthens our leading position in banking analytics through its expertise and relationships with US super-regional banks and credit unions. Today, we announced the acquisition of Datasource, a provider of enterprise data management and business intelligence solutions. We are excited to have both companies join EXL.”
Our third quarter revenue was $171.2 million, an increase of 4.7% year over year and 6.2% in constant currency. Our diluted EPS was $0.46, and our adjusted diluted EPS was $0.61, up 4.5% and 5.2%, respectively, year over year.
Vishal Chhibbar, CFO, commented, “We are updating our revenue guidance for 2016 from $691 million - $703 million to $680 million - $688 million. This represents an annual revenue growth of 10%-11% on a constant currency basis. This update reflects the impact of lower discretionary spending in our consulting business and lower revenue in our platform businesses due to softness in these markets, which has been partially offset by projected revenue from recent acquisitions. We are narrowing our adjusted diluted EPS guidance for 2016 to $2.30 - $2.35 from $2.25 - $2.35. This represents an annual increase of 13% to 16%.”

Financial Highlights: Third Quarter 2016
Our business is divided into two reporting segments: Operations Management and Analytics. Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

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Revenues for the quarter ended September 30, 2016 increased to $171.2 million compared to $163.5 million for the third quarter of 2015, up 4.7% (6.2% on a constant currency basis) from the third quarter of 2015 and up 0.4% sequentially from the quarter ended June 30, 2016.

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Operations Management revenues in the third quarter of 2016 increased 1.2% to $129.6 million (2.4% on a constant currency basis) compared to $128.0 million in the third quarter of 2015 and declined 1% sequentially from the quarter ended June 30, 2016.

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Analytics revenues in the third quarter of 2016 increased 17.4% to $41.6 million (19.7% on a constant currency basis) compared to $35.5 million in the third quarter of 2015, and increased 5.1% sequentially from the quarter ended June 30, 2016.

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Operating income margin for the quarter ended September 30, 2016 was 10.1% compared to 12.7% in the third quarter of 2015 and 9.5% for the quarter ended June 30, 2016. Adjusted operating income margin was 14.4% compared to 17.0% in the third quarter of 2015 and 13.7% for the quarter ended June 30, 2016.

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Diluted earnings per share for the quarter ended September 30, 2016 was $0.46 compared to $0.44 in the third quarter of 2015 and $0.47 for the quarter ended June 30, 2016. Adjusted diluted earnings per share was $0.61 compared to $0.58 in the third quarter of 2015 and $0.55 for the quarter ended June 30, 2016.

Business Highlights: Third Quarter 2016

•	Acquired IQR Consulting Inc. on September 1, 2016, a provider of marketing analytics solutions for the banking industry.

•	Won 9 new clients, consisting of 5 new clients in Operations Management and 4 new clients in Analytics. Year-to-date we have won 27 new clients, 15 in Operations Management and 12 in Analytics.

•	Positioned in the Winner’s Circle in “HfS Blueprint: Population Health and Care Management 2016.”

•	Won 2 Aecus Innovation Awards for our solutions for a utilities client using our domain and analytics expertise and for a finance and accounting client using automation and analytics.

•	Expanded multiple Operations Management relationships, including migrating 65 new processes.
Post-Third Quarter Highlight

•	Subsequent to the third quarter of 2016, on October 21, 2016, EXL acquired Datasource Consulting LLC, a provider of enterprise data management and business intelligence solutions.
2016 Guidance
Based on current visibility and a U.S. Dollar to Indian Rupee exchange rate of 67.0, British Pound to U.S. Dollar exchange rate at 1.23, U.S. Dollar to the Philippine Peso exchange rate of 48.5 and all other currencies at current exchange rates, the Company is providing the following guidance for the calendar year 2016:

•	Revenues of $680 million to $688 million, representing an annual revenue growth of 10% to 11% on a constant currency basis.

•	Adjusted diluted earnings per share of $2.30 to $2.35, representing an annual increase of 13% to 16%.

Conference Call
ExlService Holdings, Inc. will host a conference call on Thursday, October 27, 2016 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that helps businesses enhance growth and profitability in the face of relentless competition and continuous disruption. Using our proprietary award-winning Business EXLerator Framework™, which integrates analytics, automation, benchmarking, BPO, consulting, industry best practices and technology platforms, EXL looks deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 24,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Latin America, Australia and South Africa. For more information, visit www.exlservice.com.
Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K for the year ended December 31, 2015. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenues, net	$171,200	$163,503	$508,714	$462,634
Cost of revenues (exclusive of depreciation and amortization)	111,767	103,198	332,172	296,801
Gross profit	59,433	60,305	176,542	165,833
Operating expenses:
General and administrative expenses	21,854	18,817	63,620	57,428
Selling and marketing expenses	11,623	12,682	37,875	35,769
Depreciation and amortization	8,597	8,057	25,000	23,171
Total operating expenses	42,074	39,556	126,495	116,368
Income from operations	17,359	20,749	50,047	49,465
Foreign exchange gain	1,741	191	3,573	2,347
Other income, net	2,596	1,787	11,174	4,300
Income before income taxes	21,696	22,727	64,794	56,112
Income tax expense	5,646	7,565	18,549	19,309
Net income	$16,050	$15,162	$46,245	$36,803
Earnings per share:
Basic	$0.48	$0.46	$1.38	$1.10
Diluted	$0.46	$0.44	$1.34	$1.08
Weighted-average number of shares used in computing earnings per share:
Basic	33,624,401	33,307,312	33,542,258	33,320,477
Diluted	34,675,485	34,180,635	34,512,815	34,147,120

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$98,374	$205,323
Short-term investments	115,637	13,676
Restricted cash	2,256	1,872
Accounts receivable, net	109,086	92,650
Prepaid expenses	6,802	8,027
Advance income tax, net	7,110	2,432
Other current assets	18,716	15,219
Total current assets	357,981	339,199
Fixed assets, net	49,006	47,991
Restricted cash	3,380	3,319
Deferred tax assets, net	7,073	13,749
Intangible assets, net	50,326	52,733
Goodwill	177,093	171,535
Other assets	24,163	22,257
Total assets	$669,022	$650,783
Liabilities and Equity
Current liabilities:
Accounts payable	$3,395	$6,401
Short-term borrowings	5,000	10,000
Deferred revenue	9,730	11,518
Accrued employee cost	40,660	44,526
Accrued expenses and other current liabilities	38,362	34,250
Current portion of capital lease obligations	237	384
Total current liabilities	97,384	107,079
Long term borrowings	40,000	60,000
Capital lease obligations, less current portion	214	278
Non-current liabilities	13,205	17,655
Total liabilities	150,803	185,012
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 35,532,329 shares issued and 33,523,371 shares outstanding as of September 30, 2016 and 34,781,201 shares issued and 33,091,223 shares outstanding as of December 31, 2015	36	35
Additional paid-in-capital	275,020	254,052
Retained earnings	367,234	320,989
Accumulated other comprehensive loss	(66,924)	(67,325)
Total including shares held in treasury	575,366	507,751
Less: 2,008,958 shares as of September 30, 2016 and 1,689,978 shares as of December 31, 2015, held in treasury, at cost	(57,328)	(42,159)
ExlService Holdings, Inc. stockholders’ equity	$518,038	$465,592
Non-controlling interest	181	179
Total equity	$518,219	$465,771
Total liabilities and equity	$669,022	$650,783

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted diluted earnings per share and information on a constant currency basis) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these adjusted measures may help investors better understand EXL’s underlying financial performance. Management also believes that these adjusted financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these adjusted financial measures to determine variable compensation of its employees. EXL believes that it is unreasonably difficult to provide its earnings per share financial outlook in accordance with GAAP for a number of reasons including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations. EXL also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

Additionally, EXL provides certain information on a constant currency basis, which reflects a comparison of current period results translated at the prior period currency rates. EXL primary exchange rate exposure is with the Indian Rupee, the British Pound and the Philippine peso. The average exchange rate of the U.S. dollar against the Indian rupee increased from 65.39 during the quarter ended September 30, 2015 to 66.73 during the quarter ended September 30, 2016, representing a depreciation of 2.0%. The average exchange rate of the U.S. dollar against the Philippine peso increased from 46.37 during the quarter ended September 30, 2015 to 47.40 during the quarter ended September 30, 2016, representing a depreciation of 2.2%. The average exchange rate of the British Pound against the U.S. dollar decreased from 1.54 during the quarter ended September 30, 2015 to 1.31 during the quarter ended September 30, 2016, representing a depreciation of 14.9%. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s operating performance.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three months ended September 30, 2016 and 2015 and for the three months ended June 30, 2016:
Reconciliation of Adjusted Operating Income and Adjusted EBITDA to Net Income
(Amounts in thousands)

	Three Months Ended September 30,		Three Months Ended June 30,
	2016	2015	2016
Net Income (GAAP)	$16,050	$15,162	$16,375
add: Income tax provision	5,646	7,565	7,008
subtract: Other income and foreign exchange gain, net	(4,337)	(1,978)	(7,147)
Income from operations (GAAP)	$17,359	$20,749	$16,236
add: Stock-based compensation expense (a)	4,483	4,471	4,450
add: Amortization of acquisition-related intangibles (b)	2,848	2,642	2,717
Adjusted operating income (Non-GAAP)	$24,690	$27,862	$23,403
Adjusted operating income margin as a % of Revenues (Non-GAAP)	14.4%	17.0%	13.7%
add: Depreciation	5,749	5,415	5,553
Adjusted EBITDA (Non-GAAP)	$30,439	$33,277	$28,956
Adjusted EBITDA margin as a % of Revenues (Non-GAAP)	17.8%	20.4%	17.0%

(a)	To exclude stock-based compensation expense under ASC Topic 718.

(b)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share to Net Income
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Three Months Ended June 30,
	2016	2015	2016
Net income (GAAP)	$16,050	$15,162	$16,375
add: Stock-based compensation expense (a)	4,483	4,471	4,450
add: Amortization of acquisition-related intangibles (b)	2,848	2,642	2,717
subtract: Tax impact on stock-based compensation expense	(1,561)	(1,704)	(1,600)
subtract: Tax impact on amortization of acquisition-related intangibles	(717)	(656)	(734)
subtract: Changes in fair value of earn-out consideration (net of tax) (c)	—	—	(2,365)
Adjusted net income (Non-GAAP)	$21,103	$19,915	$18,843
Adjusted diluted earnings per share (Non-GAAP)	$0.61	$0.58	$0.55

(a)	To exclude stock-based compensation expense under ASC Topic 718.

(b)	To exclude amortization of acquisition-related intangibles.

(c)	To exclude change in fair value of earn-out consideration related to the RPM acquisition.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com